FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/17/2023

Work Order Item Number:	W2023041701553 - 2846426
Filing Number:	20233130373
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	04/17/2023 14:35:08 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: C1495-2004

Entity Name: Unique Logistics International, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1495-2004
	Filing Number 20233130373
Secretary of State State Of Nevada	Filed On 04/17/2023 14:35:08 PM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☑ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **Unique Logistics International, Inc.** Entity or Nevada Business Identification Number (NVID): **NV20041359887**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: **Series A Convertible Preferred Stock**
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** Eli Kay Signature of Officer Date: 04/17/2023

This form must be accompanied by appropriate fees.

DocuSign Envelope ID: D6F25356-536C-4B3C-8CD8-46CBA9651265

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1495-2004
FVAguilar	Filing Number 20233130373
Secretary of State State Of Nevada	Filed On 04/17/2023 14:35:08 PM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE **DARK** INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Unique Logistics International, Inc. Entity or Nevada Business Identification Number (NVID): NV20041359887
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Section IV(b)(iii) of the Series A Convertible Preferred Stock Designations is hereby replaced with: See attached Exhibit A with additional language
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	DocuSigned by: X Eli Kay BD86E706578E4CE... Signature of Officer Date: 4/17/2023

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

EXHIBIT A

6. Resolution

Section IV(b)(iii) of the Series A Convertible Preferred Stock Designations is hereby replaced with:

(iii)Adjustment upon issuance of shares of Common Stock. If and whenever on or after the date on which the Holder received shares of Series A Preferred Stock ("Issuance Date") through the earlier of (i) **December 31**, 2023 or (ii) a Qualified Financing (as defined herein) (the "Anti-Dilution Termination Date"), the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (a **"Dilutive Issuance"**), the number of Conversion Shares issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of Common Stock (the "Adjustment Shares") necessary to maintain the Holders Fully-Diluted Ownership Percentage percentage at the time of the Issuance Date. "Fully-Diluted Ownership Percentage" shall mean the percentage ownership calculated by dividing (i) the aggregate number of Conversion Shares as of the Issuance Date by (iii) the aggregate number of all issued and outstanding shares of Common Stock or Common Stock Equivalents of the Company (including any shares of Common Stock or Common Stock Equivalents which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made). If the Series A Preferred Stock has not been converted prior to or on the Anti-Dilution Termination Date, the Holder of such Series A Preferred Stock will, upon conversion, be entitled to the Conversion Shares and any Adjustment Shares as of the Anti-Dilution Termination Date and will not be subject to any further adjustment. "Common Stock Equivalents" shall mean any securities of the Company or a Company subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. A Qualified Financing means a financing of not less than $20,000,000 completed by the Company involving the sale of Common Stock or other equity securities of the Company which are convertible into, exercisable for or exchangeable for Common Shares and whereby such Common Stock is listed on a National Securities Exchange.